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                                                                    EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Bowlin Outdoor Advertising & Travel Centers Incorporated:

We consent to the use of our report included in the Registration Statement of Lamar Advertising Company on Form S-4, which report appears in the January 31, 2000 annual report on Form 10-K of Bowlin Outdoor Advertising & Travel Centers Incorporated and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4.

                                             /s/ KPMG LLP


Albuquerque, New Mexico
November 30, 2000